                                                                     EXHIBIT 3.1

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2604950

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

We,               John J. Sheehan III                    ******/*Vice President,

and               Melissa J. Solomon                    ******/*Assistant Clerk,

of                            PCD Inc.                                         ,
  -----------------------------------------------------------------------------
                                            (Exact name of corporation)

located at              2 Technology Drive, Peabody, MA  01960                 ,
          ---------------------------------------------------------------------
                       (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                        1
--------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were *******************************************
/1/*****************************************************************************
/2/*****************************************************************************
authorized by Order of the United States Bankruptcy Court, District of Massachusetts (Eastern Division) on May 20, 2003, and these Articles of Amendment are being filed pursuant to and in accordance with General Laws, Chapter 156B, Section 73. Docket #101.

*Delete the inapplicable words.             *Delete the inapplicable clause.

(1)For amendments adopted pursuant to Chapter 156B, Section 70.

(2)For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 x 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

------------------------------------------------------------------------------------------------------------
         WITHOUT PAR VALUE STOCKS                                     WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------------
   TYPE               NUMBER OF SHARES              TYPE             NUMBER OF SHARES              PAR VALUE
------------------------------------------------------------------------------------------------------------
Common:                                          Common:
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Preferred:                                       Preferred:
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

Change the total authorized to:

------------------------------------------------------------------------------------------------------------
         WITHOUT PAR VALUE STOCKS                                     WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------------
   TYPE               NUMBER OF SHARES              TYPE             NUMBER OF SHARES              PAR VALUE
------------------------------------------------------------------------------------------------------------
Common:                                          Common:
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Preferred:                                       Preferred:
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

         The Articles of Organization of the Corporation are amended by deleting
         Article 1 thereof and replacing it with a new Article 1 providing:

         "The name by which the corporation shall be known is:
         MJS LIQUIDATION CORP."

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ________________________________________ .

SIGNED UNDER THE PENALTIES OF PERJURY, this 5th day of June, 2003,

         /s/ John J. Sheehan III                       , *****/*Vice President,
-------------------------------------------------------
         John J. Sheehan III

         /s/ Melissa J. Solomon                        , *****/*Assistant Clerk.
-------------------------------------------------------
         Melissa J. Solomon

*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

         I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 5th day of June 2003.

         Effective date: _______________________________________________

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                              CONTACT INFORMATION:

                            Melissa J. Solomon, Esq.

                             Day, Berry & Howard LLP

                       260 Franklin St., Boston, MA 02110

                       Telephone: 617-345-4719

                       E-mail: mjsolomon@dbh.com